 Exhibit 24.1

GENVEC, INC.

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned Officers and Directors of GenVec, Inc., a Delaware corporation (the “Corporation”), hereby constitute and appoint Douglas J. Swirsky the true and lawful agent and attorney-in-fact of the undersigned with full power and authority in said agent and attorney-in-fact to sign for the undersigned and in their respective names as Officers and as Directors of the Corporation the Registration Statement on Form S-8 of the Corporation to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and any amendment or amendments to such Registration Statement, relating to securities of the Corporation acquired under or to be offered under the GenVec, Inc. 2015 Omnibus Incentive Plan and the undersigned hereby ratify and confirm all acts taken by such agent and attorney-in-fact as herein authorized.

Date	Name	Title

November 13, 2015	/s/ Douglas J. Swirsky	President, Chief Executive Officer,
	Douglas J. Swirsky	Corporate Secretary and Director (Principal Executive Officer)

November 13, 2015	/s/ James V. Lambert	Senior Director, Accounting and Finance,
	James V. Lambert	Corporate Controller and Treasurer (Principal Financial Officer and Principal Accounting Officer)

November 13, 2015	/s/ Wayne T. Hockmyer, Ph.D.	Chairman
Wayne T. Hockmeyer, Ph.D.

November 13, 2015	/s/ William N. Kelley, M.D.	Director
William N. Kelley, M.D.

November 13, 2015	/s/ Stefan D. Loren, Ph.D.	Director
Stefan D. Loren, Ph.D.

November 13, 2015	/s/ Quinterol J. Mallette, M.D.	Director
Quinterol J. Mallette, M.D.

November 13, 2015	/s/ Michael Richman	Director
Michael Richman

November 13, 2015	/s/ Marc R. Schneebaum	Director
Marc R. Schneebaum